                                                              Exhibit (a)(1)(C)
                         Notice of Guaranteed Delivery

                                      for

                              Tender of Shares of
                                 Common Stock
          (Including the Associated Preferred Stock Purchase Rights)

                                      of

                          ORATEC INTERVENTIONS, INC.

      -------------------------------------------------------------------
                  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
      AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON THURSDAY, MARCH 21, 2002,
                         UNLESS THE OFFER IS EXTENDED
      -------------------------------------------------------------------

   This form, or one substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates for shares of common stock, $.001 par value per share, of ORATEC Interventions, Inc., a Delaware corporation ("ORATEC"), including the associated preferred stock purchase rights issued pursuant to the Preferred Shares Rights Agreement dated as of November 28, 2000, as amended, between ORATEC and American Stock Transfer & Trust Company, as rights agent (collectively, the "Shares"), are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Depositary on or prior to the Expiration Date (as defined in the Offer to Purchase). Such form may be delivered by hand, facsimile transmission, or mail to the Depositary. See Section 3 of the Offer to Purchase, dated February 22, 2002 (the "Offer to Purchase").

                       The Depositary for the Offer is:

                    AMERICAN STOCK TRANSFER & TRUST COMPANY

       By Registered or Certified Mail,    By Facsimile Transmission:
          Hand or Overnight Courier:
                                        (For Eligible Institutions Only)
           American Stock Transfer               (718) 234-5001
               & Trust Company
                59 Maiden Lane
           New York, New York 10038

                          For Confirmation Telephone:

                                (718) 921-8200

   DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION OF INSTRUMENTS VIA A FACSIMILE, OTHER THAN AS SET FORTH ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

   This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" (as defined in the Offer to Purchase) under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

   The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent's Message and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

             THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

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Ladies and Gentlemen:

The undersigned hereby tenders to Orchid Merger Corp., a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, and the related Letter of Transmittal, receipt of which are hereby acknowledged, Shares of ORATEC, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Number of Shares:
--------------------------------------
Certificate No.(s) (if available):                       Name(s) of Record Holder(s):
--------------------------------------                   -------------------------------
--------------------------------------                   -------------------------------
                                                                 (Please Print)
If Securities will be tendered by book-entry transfer at Address(es):
                                                         -------------------------------
The Depository Trust Company, please provide
Account No.:                                             -------------------------------
--------------------------------------
                                                                              (Zip Code)
Dated:
--------------------------------------
                                                         Area Code and Telephone No.(s):
                                                         -------------------------------
                                                         Signature(s):
                                                         -------------------------------
                                                         -------------------------------

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program, guarantees the delivery to the Depositary of the Shares tendered hereby, together with a properly completed and duly executed Letter of Transmittal (or manually signed facsimile(s) thereof) and any other required documents, or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery of Shares, all within three trading days of the date hereof. A "trading day" is any day on which the New York Stock Exchange is open for business.

        -------------------------    --------------------------------
               (Name of Firm)                      (Title)
        -------------------------    --------------------------------
           (Authorized Signature)        (Please Print or Type Name)
        -------------------------    --------------------------------
                 (Address)              (Area Code and Telephone No.)
        -------------------------    --------------------------------
                 (Zip Code)                       (Date)

DO NOT SEND CERTIFICATES FOR SHARES WITH THIS FORM - CERTIFICATES
SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL

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